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On May 25, 2021, EVgo Services LLC’s Chief Executive Officer, Cathy Zoi, spoke on Financial Times – Energy Source Live on the topic “The EV Opportunity: Capturing a Role in the Future of Mobility.” Below is a copy of the transcript of the on Financial Times – Energy Source Live interview, which is being filed herewith as a soliciting material.

Cathy Zoi, EVgo Services, LLC

Financial Times – Energy Source Live Transcript: “The EV Opportunity: Capturing a Role in the Future of Mobility”

May 25, 2021 at 1:25 p.m. ET

Patrick McGee: ... by Cathy Zoi. She is the CEO of EVgo. Uh, Evgo creates battery, uh, charging infrastructure for, for EVs. And, uh, really, really crucial to be able to get more, uh, understanding of this topic, because so many people that are interested in EVs don’t quite understand, um, the charging mechanisms. We all know about range anxiety and, uh, so I’m going to get Cathy to give us a quick rundown and history of sort of, you know, where this, um, uh, where this industry’s going, where it is now and maybe why you should be more comfortable buying an EV. Cathy, welcome.

Cathy Zoi: Thanks for ha-, uh, having me here.

Patrick McGee: Cathy, can I just first ask? So, I mean, EVgo is, is not, uh, for one specified s-specific manufacturer, right? It’s, it’s, um, sort of agnostic to that. And the other model I guess would be a manufacturer, like Tesla, creating its own network. And the supercharge network that Tesla basically sort of like created this whole idea, right? So, could you just give me a sense of like, to what extent is EVgo competing with, uh, Tesla and, and how do those business models differentiate from each other?

Cathy Zoi: Yeah. Well, so EVgo’s been around since 2010, so we’ve been doing this for a while. Um, as you point out, we charge all kinds of cars, so we charge Teslas, we charge, um ... You know, there’s three main plug types now, um, and, you know, the American and German manufacturers have one plug shape, the j- ... Some of the Asian manufacturers have a different shu-, plug shape and then Tesla has its own. So, anyway, we charge all of those different kinds, uh, it’s ... We have the largest public network in the United States right now, over 800 locations. But obviously, that’s not enough as more and more people buy EVs.

Cathy Zoi: Um, the business model that we’ve got is that we, um, we build, own and operate this network. Um, and we provide ... You know, what we like to do is build our stations where people are going to be anyways. So, you go to the grocery store, you plug in and you charge up. You go to the park with your children, you plug in and you charge up. Um, we are delighted that we got so much, um, activity in, um, electrification with so many car companies now, now going electric, and we’re going to be able to serve those drivers regardless of which car you choose.

Patrick McGee: Now, I believe, but I would love to confirm, your, your energy source is 100% renewable, is that correct?

Cathy Zoi: Indeed, indeed. We were the first, um, charging company to go 100% renewable. We’re, um ... We kind of live, eat and breath ESG at EVgo. Uh, we’re a pretty mission-oriented company.

Patrick McGee: Uh, and who backs EVgo?

Cathy Zoi: Uh, right now, we are in the midst of a SPAC, um, IPO process. So, at the, at the, the moment, we are 100% owned by a private equity firm called LS Power. When our, when this process is complete, we will be a public company, um, and it, the expectation is that we become a public company by the end of this quarter.

Patrick McGee: Uh, fascinating. And so, 800 locations. It, I, I guess it’s difficult for me to factor in, um, you know, is, how long is that? Like, where would it be in, in 10 years? Uh, you know, 800 locations multiplied by, is it three to four chargers per station? Is it many more than that? And, like, what would be a, a saturated market?

Cathy Zoi: Yeah, a s- ... Like, a standard, uh, um, build right now, we like to build at least four chargers in one location, at least. Um, that provides a better driver, uh, experiences, so that’s, that’s typically what we’re doing. Our plan has us getting to about 16,000 chargers by 2027. Um, and, uh, being about s-, maybe 40% of the, of the, of the public charging network in, in the United States. Again, we’re US-focused. Now, if EV penetration rises more quickly than Bloomberg New Energy Finance has forecast, which is kind of where we, where we kind of developed our own plan based on the number of EVs on the road, then we could expand faster.

Cathy Zoi: Um, the likelihood, like when we get to total EVs on the road, whenever that happens, that, that could be 2030, that could be 2040, that could be a little bit after that, then [crosstalk 00:03:53] you’re talking about needing at lea-, at least a million fast chargers in the United States. So, we’re just in the early innings of this transformation to electric. Um, but what we want to do is we want to, we want to build our infrastructure just ahead of demand, because what we’re trying to do, and we work with car companies like General Motors and Nissan ... What we’re trying to do is make would-be purchasers of e-, EVs comfortable that no matter what, they’re going to be able to charge at home in their garage and they’re going to be able to charge on the go.

Patrick McGee: Right. So, let’s talk business model for a little bit. So, I mean, in many ways, you know, when I was our journal correspondent covering automotives, uh, Tesla was at like, like none of the car conferences I went to, and yet sort of the ghost of Tesla was the most significant presence because they seem to just be really driving the narrative as that ... That everyone was putting themselves into. But what I find interesting and it’s not really well understood, is that other OEMs, um, car makers, aren’t necessarily following the model of Tesla. They’re sort of trying to get to the same goals, you know, autonomy, electrification, uh, over the air updates, but they’re doing so with the help of the supply chain.

Patrick McGee: And, and charging is, is one of these examples, right? So, Tesla built up its own solution, sort of solving what would otherwise be a chicken and egg problem, right? If you’re going to have green cars, how do you, how do you charge them? Do they have to build the network themselves? Things have changed obviously since then. And so, you’re really solving that issue. So, correct me if I’m wrong. I mean, none of the big OEMs, GM, Ford, some of the ones you mentioned, are building their own sort of supercharger clones, right? In the sense, your playing that role and sort of diversifying who’s sort of standing the benefit the consumer. Do you want to dis-, discuss that a little bit, or correct anything-

Cathy Zoi: Yeah.

Patrick McGee: ... I might’ve got wrong.

Cathy Zoi: Yeah. No, you, you have it exactly right. I mean, the, the ... So far, Tesla’s the only one that’s decided to build a proprietary charging network. I, I think, again, you know, as I mentioned, we have a big partnership with General Motors. General Motors, um, thought about, “Well, should we do what Tesla’s doing and build our own proprietary network?” They decided not to do it, I think, what they told me is fundamentally, building and operating charging infastru-, structure is a really different business than-

Patrick McGee: Yeah.

Cathy Zoi: ... build-, manufacturing cars. And manufacturing EVs and manufacturing cars is, is, is a good business in its own right, why would they become, want to become experts in building, and owning, and operating a charging network? I mean, we have a 24/7 call center. Every single one of our fast chargers has 2000 components. I mean, you know, they ... We have 98% uptime. You know, we, we have just all kinds of ... We have, we have to secure the real estate. You know, we’ll, we have leases with, um, landowners. There’s all kinds of things that make expertise in just being a builder, owner, operator of a charging network.

Cathy Zoi: A fabulous business, but a business that requires expertise all by itself. So, um, what we’re seeing is, as you point out, almost all the other OEMs that I know of are actually doing, using partnerships. Um, they’re, they’re ac- ... We’re, you know, we’re trying to create a s- ... We work together really closely. I mean, the, the, the partnership we have with GM, GM is paying EVgo $90 million to build-

Patrick McGee: Wow.

Cathy Zoi: ... t-, 2,750 chargers. So, it’s not just a, “We love you, you love us,” partnership. It’s a real commercial partnership. What that, what that commercial arrangement does, Patrick, is it’s getting us to accelerate the time over which we’re building these fast chargers. What, the way EVgo, our business model, we have to have enough EVs on the road, um, to, to get, to earn the money back that we’re investing. The capital we’re investing in building those stations. So, what we do is we look at, we look at how many EVs are going to be on the road, the capital cost of each one of our chargers cost six figures.

Cathy Zoi: I mean, that’s the charger stall itself is about $110,000, so you’re talking about one location that’s going to be somewhere between, by the time you’re done, 500,000 and a million bucks. We need to make sure that that’s going to get used. Now, we have a relationship with GM, they’re saying, “We want you to build a little bit ahead of demand.” And the way the math works with a GM deal is that they’re paying us $33,000 per charger that we don’t have to pay. So, we [crosstalk 00:07:41] get 110,000, less the 33K, that means that we, we ... Those projects pencil more quickly for us.

Patrick McGee: Right.

Cathy Zoi: So, it’s an acceleration game, right? Similarly, um, you’ve got government incentives that do the same thing. There’s a public policy imperative to address climate change, to clean up the air, to create jobs in growing industries. And so, many state governments and now the federal government at the, at the Biden administration level are talking about pr-, financial incentives to build charging infrastructure that would, that would accrue to companies, you know, not just ... Like, like EVgo and others who are out there, who are helping, helping accelerate that transportation, electrification trend.

Patrick McGee: Um, good. Well, you answered my next question, which was, I wanted to know is the, you know, the, the charging ... The act of, uh, consumer charging your sole source of revenue? Uh, obviously it’s not, you just said GM paid you $90 million to create more chargers. Um, is that, uh ... So, just describe the business model in terms of if I had a pie chart of your revenue, and I realize you’re a private company at the moment (laughs), so I don’t know how much you can disclose. How much of it is coming from consumers and then how much of it is coming from these partnerships? And can you offer any more detail about, you know, who you’re in talks with that diversify those sources?

Cathy Zoi: Well, wha-, the ... Maybe the way to think about is, is on it ... We look at every single opportunity to build a charging station t-through a lens of, what are the costs of building that station and what are, what are the, what are the revenues that are going to come there? So, we, we, we literally say, “Okay, in this location, how much is the construction going to cost? How much are we going to have to pay for rent at that site? Um, what are the electricity rates in that area?” Because electricity rates vary widely and EVgo purchases electricity from the local utility.

Cathy Zoi: So, Boston is way more expensive than Seattle, for example. That makes the economics of charging infrastructure today in Boston a little bit more challenging for a company like ours. So, we look at all of those costs and then we look at, “Is that a place where GM wants us to build?” And then we can, so we can take off $33,000 for each charger, if it’s a GM deal. We have a similar kind of relationship with, uh, Nissan, if they want us to build their ... In, in, in the state of Virginia, we won the, the contract with the state of Virginia to build out their charging network, their fast-charging network.

Cathy Zoi: And that’s state government grant, which comes from the Volkswagen Dieselgate settlement money, if you’ll recall that from a few years ago. That pays for [crosstalk 00:09:55] 75% of the costs of us building out those chargers. So, at, in Virginia, the ec- ... What we do is we look at the economics, then we look at, “What’s the forecast for EVs being on the roads of Virginia over seven years, and do the revenues exceed the costs?” So, that’s how we make those decisions. So, I, I, at the risk of s-, not being able to give you a super simple answer, it’s very location-specific, because it depends on a number of EVs-

Patrick McGee: Right.

Cathy Zoi: ... it depends on the cost of building there, it depends on whether there are incentives to build because either an a-, an aut-, a car company wants us to build there, a government wants us to build there, or the utility is wanting us to build there and they, they say, “Actually, we’ll pay for the service upgrade right there.” So, all of that effects our local [inaudible 00:10:39] economics and that’s how we think about it.

Patrick McGee: Right. Uh, all the complexity that I can why the OEMs just say, “Please do this for us.” (laughs). Okay. [crosstalk 00:10:45] Um, (laughs). So, um, if I’m a consumer, how exactly does it work? Do I have like an EVgo card that allows me to access, you know, whatever station is, is in the country? Um, is there a subscription model or a-anything like that? Is it, is it complex or is [crosstalk 00:10:58]-

Cathy Zoi: Yeah. It’s w-, it’s ... Well, we like to think it’s simple. I mean, we, we love feedback, if we can make it more simple. But you can be, you can do pay-as-you-go, so you can just drive up to an EVgo station and you can use a credit card. You can become an EVgo, um, member and you can actually get a subscription, a subscription model, um, that, you know, mak-, that, that means that you get a, a slightly better price. Um, all of this is very, very easy. We have an EVgo app. Um, we love it when people are actually using our app, um, because if, if ... When, when we have, have you as member, we actually have additional functionality that we’re starting to role out across the country that when you plug in to an EVgo station, you might get a discount coupon for the store that’s nearby in the park-, you know, nearby of the parking lot where the charger is. Um, we-

Patrick McGee: Right.

Cathy Zoi: ... brought that out, roll-, rolled out in the Northern California at a regional grocery store chain now and it turns out we’ve got 40% click-through rates for those coupons and ... So, people love it. You know, they’re, they’re going to plug in, they’re going to be there for 20 minutes or something and then they’re going to go grocery shopping. And, you know, we’re trying to provide a wonderful customer experience.

Patrick McGee: Yeah, that’s smart. Um, so, what I, what I’m trying to get at is, you know, if you, I, uh ... Of course you have competitors. I think it’s a pretty fragmented space, as far as I can tell, but it sounds like you’re the elephant in the room. Uh, how do you compete? Is it just on price? Is it on infrastructure? Like, what ... If I’m at, if I’m driving my Nissan Leaf, let’s say, what keeps me going back to EVgo, rather than any number of competitors, or just charging at home?

Cathy Zoi: Um, we, we aren’t trying to steal market share from anybody who can charge at home. I mean, that’s, that’s a really easy thing to do. If you have a garage where you can plug in overnight and you’ve put in a level two charger, which is a 240 volt, which will give you a, an overnight charge, then you’re going to do that. Um, but they’re lots of people, 30% of Americans don’t have a garage, don’t have access to home charging. They might live in an apartment. They might live in a rural house that doesn’t have a carport. All of those people need, need convenient charging.

Cathy Zoi: Um, ride share drivers, um, you know, increasingly Lyft and Uber are, you know, they’re pushing to go EV. There’s lots of ride share drivers that are now driving EVs. And every mo-, ma-, most of them don’t have at-home charging. Every moment then they’re not driving, they’re not making money. So, they need fast charging. So, we, you know, we, we love serving those. But back to your s-, initial question, which is that, why EVgo rather than somebody, some other fast charger? Um, it, a lot of it is about location. You know, we’re in, we are ... Our partners are grocery stores, shopping centers where people want to be anyway. We don’t, we try to put our ... You know, we don’t think that charging needs to be a separate destination.

Cathy Zoi: It ought to be where you want to go, so we make it really ea- ... Put it in convenient places. We also have best in sector uptime. Now, this is a young industry, right? And we have 98% uptime. In, in these fast chargers, you know, that, we got 50 kilowatts, 150 kilowatts, 350 kilowatts of juice pouring through these things. These are complex, complex bits of machinery, but we keep them up and running and we’ve got teams that go out if something happens. We got 24/7 call center and teams that go out right away and, and repair if something happens to go wrong with one of these, one of these machines. So, that’s why we think we’ve got people coming back to us now.

Cathy Zoi: And then, increasingly, as I mentioned, we’re offering ... We offer a reservation’s functionality that we’re rolling out across the country. We have these, these, these coupon functionality that creates a delightful experience for consumers. We have easy access. We have software we’ve developed to get in and out of parking garages where the charging station is behind the pay gate. So, all of those sorts of things that we’ve invested in from a software perspective are to, to, as I say, delight our customers so that they k-, want to keep coming back for more at EVgo.

Patrick McGee: Um, I failed to mention at the start that if you’re in the audience watching live, of course you can submit questions and I’ll happily read them. One has come through, I feel like it’s already been answered. I may be behind the times, because this person said, “How do you monetize charging?” D-, I feel like you answered that. Do you feel that you have answered that?

Cathy Zoi: Well, yeah. I mean, well, we ... Because we own and operate the assets, we charge for the electrons that we dispense and then we have other value-added services on top. But, but the main way to think about the business model is that we charge for the electrons we dispense.

Patrick McGee: Yeah. I mean, you buy electricity at one rate and you make it, sell it at a site premium, right?

Cathy Zoi: Well, we ... Yes. We ... Well, we have to cover the cost of all the equipment, so yes-

Patrick McGee: Yeah, [crosstalk 00:15:08]-

Cathy Zoi: ... we have to. (laughs). Right?

Patrick McGee: Yeah. Yeah, yeah. Um, you mentioned the ride hailing groups. Do you have specific, um, relationships with them? Uh, that strikes me as another potential partnership area, because, you know, the more drive an EV, the greener it becomes, in a sense, versus a combustion engine car, in, in a sense nobody drives a faster car more than Uber and Lyft, uh, drivers.

Cathy Zoi: Absolutely, yeah. We, we have, we have partnerships, B2B partnerships with both Uber and Lyft and they are both, um ... They have different programs, but they’re both interested in increasing the number of EVs that their drivers drive. They have-

Patrick McGee: Yeah.

Cathy Zoi: ... leasing programs. And so, what they’re doing is they’re leasing EVs to their drivers and, um, and at least Uber is actually .... It’s an all-in-one package where the charging is, is, is covered by that, um, by the package offering that the drivers get, get.

Patrick McGee: Oh, okay. And so, um [crosstalk 00:15:58]-

Cathy Zoi: And what we’ve seen in our network, uh, is, is that ... Oh, go ahead. [crosstalk 00:16:05] What we see in our network is that, is that, wal- ... So, the average retail driver, like you or me, well you, you live in a city, so you may not even drive at all. But, but the average driver drives maybe a couple hundred miles a week. The average ride share driver drives a couple hundred miles a day. Um, so-

Patrick McGee: Yeah.

Cathy Zoi: ... they need to ... And they need to charge everyday and they don’t have ... They typically don’t have charging at home. Our research says about 85% of, of ride share drivers don’t have at-home charging. So, they use our network a lot. In fact, we saw in Denver, when we, when Lyft deployed I think a, just 100 EVs, what happened is, one ride share driver would increase utilization of a charger two to 3%, just one driver and that’s with just 100 EVs deployed. So, it’s a really, really exciting part of the electrification revolution that we’re seeing, as ride share goes EV.

Patrick McGee: I wanted to know if you had, um, a data play. Uh, are you collecting data? Now, you, I think you alluded to the answer by the fact that your charging station will be near a coffee shop and you can get them a coupon. Um, is there anything else that you can, you know, collect data [crosstalk 00:17:04]-

Cathy Zoi: We’re not selling data.

Patrick McGee: You’re not selling [crosstalk 00:17:05]-

Cathy Zoi: We’re not selling data, no. We’re not selling data. I mean, [crosstalk 00:17:05] it hel-, the data helps us perform better. The data helps us loc-, you know, build chargers where people want to be.

Patrick McGee: Yeah.

Cathy Zoi: But no, we’re not selling the data.

Patrick McGee: Um, your EV projections, I think you were sort of giving hypotheticals, but they also sounded quite bullish and I’m interested in them. So, do you happen to know where we are now? I, I think in the states we’re only maybe 3% of, of cars sold are, are electric. Am I under-balling that?

Cathy Zoi: You’re ... No, I think you’re probably about right. It’s, I mean, so, it’s ... There’s about a million EVs on the road right now. The, again, the, the f-, the forecast that we’re sort of still using is about seven million on the road by 2027, according to BNEF. Now, if you had a big federal program that creates incentives to accelerate that, that could be higher, but we’ve, we’ve actually developed our forecast because we’re a throughput-based business. You know, we w-, we only want to build chargers where, where there’s going to be enough activity for us to make enough money to pay back the capital, right? So, so we use that-

Patrick McGee: Right.

Cathy Zoi: ... seven million by, um, 2027, that same forecast when you go out to 2040, um ... Goodness gracious, I forget what the total number is, but even by 2040 it’s only 28% of the vehicle miles traveled, um, or the vehicles on the road in America are going to be, um, by elec-, via electric, so we still have a long runway.

Patrick McGee: Right.

Cathy Zoi: Now again, public policy can accelerate that.

Patrick McGee: Um, I’m wanting to know more about your sort of balancing act. I mean, clearly if you don’t have enough chargers on the road then you’ve got frustrated drivers because, uh, you know, if ... It’s one thing to get, show up to an SO or an Shell station and someone’s in front of you, right? They only take two minutes. But when someone haves 20 minutes, you know, a three car lineup all of a sudden (laughs), uh, uh, if there’s only one charger. Uh, an hour long lineup. So, uh, clearly you have to have enough chargers. What is the risk of over-building and having too many chargers? I mean, I, you know, are you sort of having to hemorrhage cash if, if you’ve built chargers that aren’t being used on a, on an hourly basis?

Cathy Zoi: Well, you know, the process that I talked to you about where we’re, where we’re looking at them over seven years, usually in year one, when our station gets energized, it’s, it’s not utilized that much, just because of where we are in the electrification spectrum. But b-, we have a, we have a, a proprietary set of forecasting tools that tells us what it’s going to be by year seven. And that-

Patrick McGee: Right.

Cathy Zoi: ... it’s that co-, it’s that ... All of that math that tells us ho-, helps us figure out what’s going to pencil. Now, if we find ourselves in a market where we’ve built and somebody else has built too much, we’ll stop building. We won’t keep building there. Um, because, because it won’t pencil anymore. The good thing about the business model is that unlike having to invest $5 billion in a power plant or something, our, our investments are in 500,000, million dollar chunks, so if, if a particular market happens to get overbuilt, we will conserve our capital and we won’t build anymore in that market.

Cathy Zoi: The, the converse can be true. What’s interesting is what we’ve seen. We had a partnership a couple of years ago with General Motors, um, EV leasing program called Maven. And they, they got-

Patrick McGee: Yeah.

Cathy Zoi: ... Chevy Bolt into the hands of ride share drivers. We, we, uh, what we thought is that the maximum utilization you’re ever going to see before people get really angry, um, at a, at a charging station is going to be about 35%. What we saw in some of our markets, um, like in San Francisco was over 50 and 60% utilization because the ride share drivers were charging off peak and, and it actually was working really well. So, it, there’s, there’s ... What we, what we’re now doing, as I said, we’re introducing a reservation of functionality so that if, if people want to sure that the charger’s going to be available to them, they can reserve that charger and it costs them $3, um, just to know.

Cathy Zoi: And, and the [crosstalk 00:20:36] actual out-of-pocket on our network right now is, is about, you know, between eight and $10. So, but they pay $3 just to know that it’s, that it’s there. That’s one way to think about actually, uh, increasing utilization on the existing assets just by having, having, you know, people be able to book different times. Another thing that we’re just introducing is time of use pricing, because, you know, ch-, consumers often respond to price signals, there are certain times of the day where we could, we can actually charge less. And utilities do this too. On peak times-

Patrick McGee: Right.

Cathy Zoi: ... are more expensive, off peak times are less expensive. The same thing in the utilities in California are saying, “Well, can you guys introduce that same sort of pricing methodology, um, on your chargers?” And we said, “Sure.” So, we’re working on that and we’ll probably be rolling something, um, like that out later this summer.

Patrick McGee: Uh, fun question, just because I have, I love autonomy. Uh, 2027 might be a time when we actually have a deceit number of autonomous cars on the road. Um, does that, you know, sort of, um, alter your trajectory or, or help in some big way?

Cathy Zoi: Uh, well, you know, we’ve got a couple partnerships right now with some autonomous vehicle companies, so I, you know, I share your, um, your bullishness that we’re going to see driverless cars and, you know, EVgo is looking forward to being the charging partner for those, those driverless cars.

Patrick McGee: Uh, another question from the audience, “What is the charging station payback?” I’m not sure I understand the question, (laughs), but I hope you do.

Cathy Zoi: I, no, I do. I do understand the question. It, it, it ... And again, there’s no simple answer because if you’ve got a market that, that has really low electricity costs, um, and, uh, and, and happens to have low construction costs and you don’t need to pay for the service upgrade, the transformer upgrade from the utility, the pa-, and, and you’ve got a lot of EV drivers, you can ... The, the, the station payback is going to be far few, far shorter than if you’ve got different economics, or and if you have incentives. So, look, we, um, we see ranges from ...

Cathy Zoi: What is it? Break even utilization or break even utilization can be in some places as low as, this is going to sound crazy, under 10%. The break even utilization for really expensive markets could be three times that, it depends. So, it, it, it really is a function of the specific local costs of deploying that infrastructure in that place. I mean, think about it. If you were going to put a charging station in Manhattan, you’d have to pay a lot of rent. That will mean that you, uh, you either have to charge a ton more money to charge, and you can do that, and it’s just going to cost you more. So, there’s no simple answer.

Patrick McGee: Um, battery technology is changing pretty quickly and, you know, by 2027, hopefully we have solid state batteries, um, instead of just general lithium ion batteries. Um, I know, uh, you know, quick charging technology requires different voltage and that sort of thing. You, you said your chargers have three different types of, um ... What’s it, what’s the, what’s the term that I’m missing [crosstalk 00:23:26]-

Cathy Zoi: Yeah, the co-, the connector shades. They’re the ... Yeah. The [crosstalk 00:23:29] ... The connector shade, yes. Yeah, yeah, yeah. The connector shades. Our ... Well, our, so we’ve got really interesting, um, uh, power sharing technology, so we have, we have .... Well, we’re deploying now, um, in this current generation of charging infrastructure, and it changes all the time, because as I said, as a young sector. The cars are getting increasingly capable of being able to charge at higher powers, so we are also increasing the power of our chargers.

Cathy Zoi: So, we’re building a power cabinet that’s behind with the dispensers in front and the power is routed to the car to match the capability of that car at the max and then at, as it charges, it ... A car only charges at the max power for the first, you know, 15, 20 minutes of the charging session and then it tapers down. So, our very clever technology can route that, that ... And we can add more power as the car’s ability to char-, the EV’s ability to charge faster increases. It also allows us to, to charge solid state batteries. So, we’re, we, we’re [crosstalk 00:24:23] looking forward to ... [crosstalk 00:24:25] Yeah. We’re looking forward to [crosstalk 00:24:26] that, you know, cars getting better, yeah.

Patrick McGee: We’ve got 20 seconds. I’m going to ambitiously try to throw in one last question, which is that, because you’re SPACing, in a sense, why’s that? You’ve got 800 locations in the US, are you going international? Or, uh, any other sort of ambitious plans you can tell us about?

Cathy Zoi: Look, we’re, we-, uh, we’re, we’re planning to grow to 16,000 chargers by 2027. I’m thrilled that the public markets are excited about joining us on this journey. I mean, it’s just ... As somebody who’s been involved in sustainability for 30 years, that we’ve reached this point is just a thrill for me.

Patrick McGee: Yeah. Wonderful. Well, Cathy, that was a fascinating discussion and quite educational for me. I mean, I covered the electric car sector, but, you know, the, the ins and outs of charging infrastructure isn’t something that I necessarily threw too much attention on, uh, so that was really helpful. I hope it was also helpful to the audience. Um, thank you so much. Really appreciate your time. And to the audience, stayed tuned, the next panel is the new business models, the renewable energy developer, operator, engineer, constructor opportunity. Thank you.

Cathy Zoi: Thanks.

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Additional Information and Where to Find It

On January 21, 2021, Climate Change Crisis Real Impact I Acquisition Corporation, a Delaware corporation (“CRIS”), and CRIS Thunder Merger LLC, a Delaware limited liability company and wholly-owned subsidiary of CRIS entered into a business combination agreement (as the same may be amended from time to time, the “Business Combination Agreement”) with EVgo Holdings, LLC, a Delaware limited liability company (“Holdings”), EVgo HoldCo, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings (the “EVgo”) and EVGO OPCO, LLC, a Delaware limited liability company and wholly-owned subsidiary of Holdings. The transactions contemplated by the Business Combination Agreement are collectively referred to herein as the “business combination.”

In connection with the proposed business combination, CRIS (i) filed a preliminary proxy statement and (ii) expects to file a definitive proxy statement, in each case, with the Securities and Exchange Commission (“SEC”). The definitive proxy statement and other relevant documents will be sent or given to the stockholders of CRIS as of the record date established for voting on the proposed business combination and will contain important information about the proposed business combination and related matters. Stockholders of CRIS and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination because the proxy statement will contain important information about CRIS, EVgo and the proposed business combination. When available, the definitive proxy statement will be mailed to CRIS’s stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov/ or by directing a request to: Climate Change Crisis Real Impact I Acquisition Corporation, 300 Carnegie Center, Suite 150 Princeton, NJ 08540, Attention: Secretary, telephone: (212) 847-0360.

Participants in the Solicitation

CRIS, EVgo, Holdings and their respective directors and executive officers may be deemed participants in the solicitation of proxies from CRIS’s stockholders in connection with the business combination. CRIS’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of CRIS in CRIS’s fifth amended preliminary proxy statement filed with the SEC on May 25, 2021. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to CRIS’s stockholders in connection with the proposed business combination will be set forth in the definitive proxy statement for the proposed business combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed business combination will be included in the definitive proxy statement that CRIS intends to file with the SEC.

Cautionary Statements Regarding Forward-Looking Information

Certain statements in this Schedule 14A that are not historical facts may constitute forward-looking statements are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this Schedule 14A, regarding CRIS’s proposed business combination with EVgo, CRIS’s ability to consummate the transaction, the benefits of the transaction and the combined company’s future financial performance, as well as the combined company’s strategy, future operations, estimated financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this Schedule 14A, and on the current expectations of the respective management of CRIS and EVgo and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CRIS or EVgo. Potential risks and uncertainties that could cause the actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the business combination, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the business combination or that the approval of the stockholders of CRIS or EVgo is not obtained; failure to realize the anticipated benefits of business combination; risk relating to the uncertainty of the projected financial information with respect to EVgo; the amount of redemption requests made by CRIS’s stockholders; the overall level of consumer demand for EVgo’s products; general economic conditions and other factors affecting consumer confidence, preferences, and behavior; disruption and volatility in the global currency, capital, and credit markets; the financial strength of EVgo’s customers; EVgo’s ability to implement its business strategy; changes in governmental regulation, EVgo’s exposure to litigation claims and other loss contingencies; disruptions and other impacts to EVgo’s business, as a result of the COVID-19 pandemic and government actions and restrictive measures implemented in response; stability of EVgo’s suppliers, as well as consumer demand for its products, in light of disease epidemics and health-related concerns such as the COVID-19 pandemic; the impact that global climate change trends may have on EVgo and its suppliers and customers; EVgo’s ability to protect patents, trademarks and other intellectual property rights; any breaches of, or interruptions in, CRIS’s information systems; fluctuations in the price, availability and quality of electricity and other raw materials and contracted products as well as foreign currency fluctuations; changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks. More information on potential factors that could affect CRIS’s or EVgo’s financial results is included from time to time in CRIS’s public reports filed with the SEC, as well as the preliminary and the definitive proxy statements that CRIS has filed or intends to file with the SEC in connection with CRIS’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed business combination. If any of these risks materialize or CRIS’s or EVgo’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither CRIS nor EVgo presently know, or that CRIS and EVgo currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect CRIS’s and EVgo’s expectations, plans or forecasts of future events and views as of the date of this Schedule 14A. CRIS and EVgo anticipate that subsequent events and developments will cause their assessments to change. However, while CRIS and EVgo may elect to update these forward-looking statements at some point in the future, CRIS and EVgo specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing CRIS’s or EVgo’s assessments as of any date subsequent to the date of this Schedule 14A. Accordingly, undue reliance should not be placed upon the forward-looking statements.